CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Micro Interconnect Technology, Inc., of our report dated
January 22, 1999 relating to the December 31, 1998 financial statements of Micro Interconnect Technology, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
January 28, 1999